As filed with the Securities and Exchange Commission on April 28, 1999

                                            Registration Nos. 333-26309 and
                                                                  333-42725
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                 ---------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                 ---------------

                        INVESTMENT TECHNOLOGY GROUP, INC.
               (Exact name of registrant as specified in charter)

              Delaware                                   95-2848406
    (State of Incorporation)               (I.R.S. Employer Identification No.)
                               380 Madison Avenue
                                    4th Floor
                            New York, New York 10017
                                 (212) 588-4000
                    (Address of Principal Executive Offices)
                                 ---------------

                        Investment Technology Group, Inc.
     1994 Stock Option and Long-Term Incentive Plan, as Amended and Restated
                Amended Non-Employee Directors' Stock Option Plan
                Options Granted to Certain Non-Employee Directors
                          Employee Stock Purchase Plan
                            (Full title of the plans)
                                 ---------------

                            Timothy H. Hosking, Esq.
                        Investment Technology Group, Inc.
                          380 Madison Avenue, 4th Floor
                            New York, New York 10017
                                 (212) 588-4000
 (Name, address and telephone number, including area code, of agent for service)


===============================================================================

                              EXPLANATORY STATEMENT

     This constitutes post-effective amendment no. 1 to the registration statements (the "Registration Statements") on form S-8 (File Nos. 333-26309 and 333-42725) filed by Investment Technology Group, Inc. (IRS Employer Identification Number 13-3757717) ("Old ITG") prior to the merger described below.

     On April 27, 1999, Old ITG was spun off from Jefferies Group, Inc. ("Jefferies Group"). The spin-off was effected through a series of transactions including Old ITG's merger with and into Jefferies Group, with Jefferies Group surviving the merger and being renamed Investment Technology Group, Inc. (IRS Employer Identification Number 95-2848406) ("New ITG"). Prior to the merger, Old ITG paid a special cash dividend of $4.00 per share.

     The number of shares covered by the Registration Statements are adjusted to reflect the increases in (a) the maximum numbers of shares issuable under (1) the 1994 Stock Option and Long-Term Incentive Plan, (2) the Amended Non-Employee Directors' Stock Option Plan and (3) the Employee Stock Purchase Plan and (b) the number of shares issuable upon exercise of the options granted to certain non-employee directors covered by Registration Statement No. 333-26309. These increases reflect the exchange ratio in the merger and the special cash dividend.

     Except as modified by this post-effective amendment, including modifications resulting from the incorporation of documents by reference, New ITG, by virtue of this amendment, expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Investment Technology Group, Inc. (the "Company") hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act:

     (a) Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 1998 (File No. 0-23644); and

     (b) The description of the Common Stock contained in the Registration Statement on Form S-4 (Registration Number 333-74723, filed with the Commission on March 19, 1999), including any other amendment or report filed for the purpose of updating such description.

     In addition to the documents already incorporated by reference into the registration statements, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Investment Technology Group, Inc. is incorporated under the laws of the State of Delaware. Sections 102 and 145 of the Delaware General Corporation Law (the "DGCL") set forth the conditions and limitations governing the indemnification of officers, directors and other persons by Delaware corporations.

     Generally, Section 145 of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, a Delaware corporation may similarly indemnify such person for expenses actually and reasonably incurred by him or her in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall have determined upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

     Generally, Section 102(b)(7) of the DGCL provides that the certificate of incorporation of a Delaware corporation may contain provisions eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for act or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Title VIII, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date which such provisions becomes effective.

     Section 145 of the DGCL provides that a Delaware corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against the same pursuant to the provisions of the DGCL.

     Our certificate of incorporation, as amended provides for indemnification of directors and officers for liabilities and expenses incurred in defending actions brought against them in such capacities. Our certificate of incorporation provides that we shall indemnify our directors to the maximum extent now or hereafter permitted by law, and our officers, employees and agents to the extent required by law and may, as authorized hereafter by the board of directors, provide further indemnification to our officers, employees and agents to the maximum extent now or hereafter permitted by law.

     We maintain directors' and officers' liability insurance covering all of our directors and officers against claims arising out of the performance of their duties.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits

   Exhibit No.                                               Description

     5 Opinion of Cahill Gordon & Reindel as to the legality of the common stock.

     23.1 Consent of KPMG LLP (incorporated by reference from Exhibit 23 of our Annual Report on Form 10-K for the year ended December 31, 1998 filed on March 19, 1999).

     23.2 Consent of Cahill Gordon & Reindel (included in Exhibit 5).

     24 Powers of Attorney (included on page II-8 of this registration statement).


Item 9.       Undertakings

     (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this post-effective amendment to Registration Statement Nos. 333-26309 and 333-42725 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York on this 28th day of April 1999.

                        INVESTMENT TECHNOLOGY GROUP, INC.


                        By:  /s/ Raymond L. Killian Jr.
                             ------------------------------------
                             Raymond L. Killian, Jr.
                             President, Chief Executive Officer
                             and Chairman

     Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to Registration Statement No. 333-26309 has been signed by the following persons in the capacities indicated and on the dates indicated.


               Signature                    Title                                     Date
               ---------                    -----                                     ----

/s/ Raymond L. Killian, Jr.         President, Chief Executive Officer and       April 28, 1999
-------------------------------     Chairman of the Board of Directors
Raymond L. Killian, Jr.             (Principal Executive Officer)


/s/ John R. MacDonald               Senior Vice President and Chief Financial    April 28, 1999
-------------------------------     Officer (Principal Financial Officer)
   John R. MacDonald

/s/ Angelo Bulone                   Vice President and Controller (Principal     April 28, 1999
-------------------------------     Accounting Officer)
     Angelo Bulone

                  *                 Director                                     April 28, 1999
-------------------------------
           Frank E. Baxter

                  *                 Director                                     April 28, 1999
-------------------------------
            William I Jacobs

                  *                 Director                                     April 28, 1999
-------------------------------
             Robert L. King

                  *                 Director                                     April 28, 1999
-------------------------------
            Mark A. Wolfson


 * By: /s/ Raymond L. Killian, Jr.
       ----------------------------
       Raymond L. Killian, Jr.
       Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to Registration Statement No. 333-42725 has been signed by the following persons in the capacities indicated and on the dates indicated.



               Signature                    Title                                     Date
               ---------                    -----                                     ----

/s/ Raymond L. Killian, Jr.         President, Chief Executive Officer and       April 28, 1999
-------------------------------     Chairman of the Board of Directors
Raymond L. Killian, Jr.             (Principal Executive Officer)


/s/ John R. MacDonald               Senior Vice President and Chief Financial    April 28, 1999
-------------------------------     Officer (Principal Financial Officer)
   John R. MacDonald

/s/ Angelo Bulone                   Vice President and Controller (Principal     April 28, 1999
-------------------------------     Accounting Officer)
     Angelo Bulone

                  *                 Director                                     April 28, 1999
-------------------------------
           Frank E. Baxter

                  *                 Director                                     April 28, 1999
-------------------------------
            William I Jacobs

                  *                 Director                                     April 28, 1999
-------------------------------
             Robert L. King

                  *                 Director                                     April 28, 1999
-------------------------------
            Mark A. Wolfson


 * By: /s/ Timothy H. Hosking
       ----------------------------
       Timothy H. Hosking
       Attorney-in-Fact


     Each person whose signature appears below constitutes and appoints Raymond
L. Killian, Jr, Timothy H. Hosking and John R. MacDonald and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to Registration Statement Nos. 333-26309 and 333-42725 and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, or his substitute, full power and authority to do so and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.


                                   Director                April 28, 1999
---------------------------
    Neal S. Garonzik

                                INDEX TO EXHIBITS

    Exhibit No.                     Description

     5* Opinion of Cahill Gordon & Reindel as to the legality of the common stock.

     23.1 Consent of KPMG LLP (incorporated by reference from Exhibit 23 of our Annual Report on Form 10-K for the year ended December 31, 1998 filed on March 19, 1999).

     23.2* Consent of Cahill Gordon & Reindel (included in Exhibit 5).

     24* Powers of Attorney (included on page II-8 of this registration statement.).

---------------

*    Filed herewith